MARKS and SPENCER GROUP p.l.c.

                                       and

                               JPMORGAN CHASE BANK
                                  As Depositary

                                       and

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

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                                Deposit Agreement

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                           Dated as of March 19, 2002
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                                TABLE OF CONTENTS

                                      Page

PARTIES........................................................................1
RECITALS.......................................................................1

                                    ARTICLE I

                                   Definitions

SECTION 1.01.   American Depositary Shares.....................................1
SECTION 1.02.   Commission.....................................................1
SECTION 1.03.   Custodian......................................................1
SECTION 1.04.   Deliver, Execute, et al........................................1
SECTION 1.05.   Deposit Agreement..............................................1
SECTION 1.06.   Depositary's Office............................................1
SECTION 1.07.   Deposited Securities...........................................2
SECTION 1.08.   Direct Registration Receipt....................................2
SECTION 1.09.   Direct Registration System.....................................2
SECTION 1.10.   Dollars........................................................2
SECTION 1.11.   Holder.........................................................2
SECTION 1.12.   Receipt Register...............................................2
SECTION 1.13.   Receipts.......................................................2
SECTION 1.14.   Securities Act of 1933.........................................2
SECTION 1.15.   Shares.........................................................2

                                   ARTICLE II

                      Form of Receipts, Deposit of Shares,
                     Execution and Transfer of Receipts and
                       Withdrawal of Deposited Securities

SECTION 2.01.   Form and Transferability of Receipts...........................3
SECTION 2.02.   Deposit of Shares..............................................3
SECTION 2.03.   Execution and Delivery of Receipts.............................4
SECTION 2.04    Transfer of Receipts; Combination and Split-up of Receipts.....4
SECTION 2.05    Surrender of Receipts and Withdrawal of Shares.................5
SECTION 2.06.   Limitations on Execution and Delivery and Transfer of
                Receipts and Withdrawal of Deposited Securities................5
SECTION 2.07.   Substitution of Receipts.......................................6
SECTION 2.08.   Cancellation and Destruction of Surrendered Receipts...........7

                                   ARTICLE III

                         Certain Obligations of Holders

SECTION 3.01.   Information....................................................7
SECTION 3.02.   Liability of Holder for Taxes..................................7
SECTION 3.03.   Warranties on Deposit of Shares................................7

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SECTION 3.04.   Disclosure of Interests........................................8

                                   ARTICLE IV

                              Deposited Securities

SECTION 4.01.   Cash Distributions.............................................8
SECTION 4.02.   Share Distributions............................................8
SECTION 4.03.   Rights Distributions...........................................9
SECTION 4.04.   Other Distributions............................................9
SECTION 4.05.   Conversion of Foreign Currency................................10
SECTION 4.06.   Fixing of Record Date.........................................11
SECTION 4.07.   Voting of Deposited Securities................................11
SECTION 4.08.   Changes Affecting Deposited Securities........................11
SECTION 4.09.   Withholding...................................................11

                                    ARTICLE V

                 The Depositary, the Custodian, and the Company

SECTION 5.01.   Maintenance of Depositary's Office and Receipt Register;
                Certain Agents of the Depositary; Lists of Holders; Reports...12
SECTION 5.02.   Prevention or Delay in Performance............................13
SECTION 5.03.   Obligations Limited...........................................13
SECTION 5.04.   Resignation and Removal of the Depositary; Appointment of
                Successor Depositary..........................................13
SECTION 5.05.   The Custodian ................................................14
SECTION 5.06.   Notices and Reports to Holders................................14
SECTION 5.07.   Issuance of Additional Shares, etc............................15
SECTION 5.08.   Indemnification...............................................15
SECTION 5.09.   Charges of Depositary.........................................15
SECTION 5.10.   Statutory Reports.............................................16
SECTION 5.1l.    Available Information to the Commission......................16

                                   ARTICLE VI

                            Amendment and Termination

SECTION 6.01.   Amendment.....................................................16
SECTION 6.02.   Termination...................................................17

                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.01.   Counterparts..................................................17
SECTION 7.02.   No Third Party Beneficiaries..................................17
SECTION 7.03.   Severability..................................................17

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SECTION 7.04.   Holders Parties; Binding Effect...............................17
SECTION 7.05.   Notices.......................................................17
SECTION 7.06.   Governing Law.................................................18
TESTIMONIUM...................................................................19
SIGNATURES....................................................................19

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                                    EXHIBIT A

FORM OF FACE OF RECEIPT......................................................A-l
Introductory Paragraph.......................................................A-l
         (1)  The Deposit Agreement..........................................A-l
         (2)  Withdrawal of Deposited Securities.............................A-1
         (3)  Transfers, Split-ups and Combinations..........................A-2
         (4)  Certain Limitations............................................A-2
         (5)  Liability of Holder for Taxes..................................A-3
         (6)  Warranties by Depositor........................................A-3
         (7)  Disclosure of Interests........................................A-3
         (8)  Charges of Depositary..........................................A-4
         (9)  Title to Receipts..............................................A-4
         (10) Validity of Receipt............................................A-4
         (11) Available Information..........................................A-4
Signature of Depositary......................................................A-5
Address of Depositary's Office...............................................A-5

FORM OF REVERSE OF RECEIPT...................................................A-6
         (12) Distributions upon Deposited Securities........................A-6
         (13) Record Dates...................................................A-7
         (14) Voting of Deposited Securities.................................A-7
         (15) Changes Affecting Deposited Securities.........................A-8
         (16) Reports; Inspection of Receipt Register........................A-8
         (17) Withholding....................................................A-8
         (18) Liability of the Company and the Depositary....................A-8
         (19) Resignation and Removal of Depositary; the Custodian...........A-9
         (20) Amendment of Deposit Agreement and Receipts...................A-10
         (21) Termination of Deposit Agreement..............................A-10

                                    EXHIBIT B

CHARGES OF THE DEPOSITARY....................................................B-l

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     DEPOSIT AGREEMENT dated as of March 19, 2002 among MARKS and SPENCER GROUP
p.l.c., a corporation incorporated under the laws of England and Wales (the "Company"), JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), and all Holders from time to time of American Depositary Receipts issued hereunder.

                                   WITNESSETH:

     WHEREAS, the Company desires to provide for the deposit of Ordinary Shares of 25p each (the "Shares") of the Company from time to time with the Depositary or the Custodian and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares representing the Shares so deposited; and

     WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. The term "American Depositary Shares": shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent rights to receive six Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

     SECTION 1.02. The term "Commission" shall mean the Securities and Exchange Commission of the United States of America or any successor governmental agency.

     SECTION 1.03. The term "Custodian" shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) appointed by it to act as Custodian hereunder pursuant to Section 5.05.

     SECTION 1.04. The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

     SECTION 1.05. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.06. The term "Depositary's Office" shall mean the office of the Depositary for the administration of depositary receipts.
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     SECTION 1.07. The term "Deposited Securities" as of any time shall mean all
Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares
(or evidence of rights to receive Shares), securities, property and cash at such time held hereunder.

     SECTION 1.08. The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System.

     SECTION 1.09. The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

     SECTION 1.10. The term "dollars" shall mean United States dollars. The term "(pound)" or "p" shall mean pounds or pence, respectively, of the United Kingdom.

     SECTION 1.11. The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the Receipt Register maintained by the Depositary for such purpose.

     SECTION 1.12. The term "Receipt Register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

     SECTION 1.13. The term "Receipts" shall mean the American Depositary Receipts executed and delivered hereunder. Receipts may be either in physical certificated form or Direct Registration Receipts. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

     SECTION 1.14. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

     SECTION 1.15. The term "Shares" shall mean the Ordinary Shares of 25p each of the Company and shall include evidence of rights to receive Shares.

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                                   ARTICLE II

                      Form of Receipts, Deposit of Shares,
                     Execution and Transfer of Receipts and
                       Withdrawal of Deposited Securities

     SECTION 2.01. Form and Transferability of Receipts, (a) Certificated Receipts. Receipts in certificated form shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts maybe issued in denominations of any number of American Depositary Shares. Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. Unless so executed, no Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. Receipts in certificated form bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. Receipts in certificated form may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

     (b) Direct Registration Receipts. Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder and for no additional fee. Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

     (c) Transferability. Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

     SECTION 2.02. Deposit of Shares, (a) Deposit with Custodian.
     Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited under this Deposit Agreement by delivery thereof to the Custodian, properly endorsed or accompanied by a duly executed instrument or instruments of transfer in form satisfactory to the Custodian, together with any other documents and payments required under this Deposit Agreement, and a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or

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Receipts through the Direct Registration System (or, if specifically requested, certificated Receipts) for the number of American Depositary Shares representing such deposited Shares. At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with any other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

     (b) Assignment and Proxy. If required by the Depositary, Shares presented for deposit at any time, whether or not any register of Shareholders of the Company is closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominees of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

     (c) Registration and Holding. Upon each delivery to the Custodian of a certificate or certificates for Shares (or other Deposited Securities pursuant to Section 4.02, 4.03, 4.04, 4.08) in registered form to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall as soon as practicable present such certificate or certificates for registration of transfer of the Shares (or other Deposited Securities) being deposited in the name of the Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine.

     SECTION 2.03. Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.02, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.

     SECTION 2.04. Transfer, Combination and Split-up of Receipts. The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt Register from time to time upon receipt at any of its designated transfer offices of proper instruments of transfer or upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same

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aggregate number of American Depositary Shares as those evidenced by the
Receipts surrendered, The Depositary, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted. The Depositary may close the Receipt Register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

     SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon receipt at the Depositary's Office or at such other offices as the Depositary may designate of a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order along with a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipts, as the case may be, and (ii) direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, at the office of the Custodian, except that the Depositary may, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by a properly executed instrument or instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(l) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

     SECTION 2.06. Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require of the Holder, the presenter of the

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Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit B to this Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities maybe suspended, in particular instances or generally, when the Receipt Register or any register for Shares or other Deposited Securities is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends. The Depositary may issue Receipts against rights to receive Shares from the Company, or any Custodian, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive Shares (a "pre-release") only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Shares to the Depositary, holds such Shares for the account of the Depositary, shall not dispose of such Shares other than in satisfaction of the pre-release and will deliver such Shares to the Custodian within five business days of demand therefor (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 30% of all American Depositary Shares (excluding those evidenced by Pre-released Receipts), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

     SECTION 2.07. Substitution of Receipts. In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall issue a new Receipt through the Direct Registration System or, as the Holder may specifically request, execute and deliver a new Receipt of like tenor, in either case in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such

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
execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

     SECTION 2.08. Cancellation and Destruction of Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

                                   ARTICLE III

                         Certain Obligations of Holders

     SECTION 3.01. Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to the citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or the registration of transfer of any Receipt or any distribution on or withdrawal of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company's and the Depositary's satisfaction.

     SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect the registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply the cash or proceeds resulting from any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued and outstanding, fully paid, nonassessable and not subject to preemptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.

     SECTION 3.04. Disclosure of Interests. Notwithstanding any other provision of this Deposit Agreement and without prejudice to the disclosure obligations in respect of the Shares contained in the Companies Act of 1985 and the Articles of Association of the Company and the remedies of the Company for non-compliance therewith, each Holder agrees to comply with requests from the Company which are made under relevant legislation to provide information, inter alia, as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested in such Receipts and the nature of such interest and shall, in accordance with such legislation and any provision of the Articles of Association of the Company, forfeit the right to direct the voting of Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information. In addition and without prejudice to the disclosure obligations in respect of the Shares contained in the Companies Act 1985, any Holder who has, or who acquires (alone, or in certain circumstances, with others) an interest (within the meaning of the Companies Act 1985) in the Shares equal to or in excess of the then "notifiable percentage" (at the date hereof, five percent) referred to in the Companies Act 1985, or is aware that another person for whom it holds such Receipt is so interested, shall within five business days after becoming so interest or so aware, and thereafter upon certain changes in such interest, disclose the prescribed particulars to the Company in respect of such Shares as required by the Companies Act 1985.

                                   ARTICLE IV

                              Deposited Securities

     SECTION 4.01. Cash Distributions . Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06, subject to this Deposit Agreement, distribute the amount thus received, by checks drawn on bank in The City of New York, to the Holders on such record date of Receipts evidencing American Depositary Shares representing such Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to received all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes or
(ii) charged by the Depositary in connection with the conversion of foreign currency into dollars pursuant to Section 4.05. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

     SECTION 4.02. Share Distributions. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to those Holders or record on the date fixed pursuant to Section 4.06, Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash pursuant to Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. The Depositary may withhold any distribution of Receipts under this Section 4.02 to Holders having an address in the United States until the Company furnishes to the Depositary (a) evidence that a registration statement under the Securities Act of 1933 covering such Receipts and related Shares and American Depositary Shares is in effect or (b) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such distribution does not require registration under the Securities Act of 1933.

     SECTION 4.03. Rights Distributions. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.01; provided that the Depositary shall, if requested by the Company, subject to this Deposit Agreement: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to those Holders of record on the date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933.

     SECTION 4.04. Other Distributions. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause the securities or property that it so receives to be distributed as soon as practicable to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, without limitation, any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible or practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof (including in the case of a distribution of exchangeable, redeemable or similar Securities by the Company, if so instructed by the Company, effecting a redemption, exchange or similar transaction of such Securities, provided Holders are given the opportunity to elect to receive such Securities, in which case non-electing Holders will receive the net cash proceeds from the redemption, exchange or similar disposition thereof and electing Holders will receive such Securities), and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01.

     SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into dollars which can then be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall in its discretion, but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

     SECTION 4.06. Fixing of Record Date. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company (unless such consultation is not practicable, in which case, upon notice to the Company), fix a record date for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

     SECTION 4.07. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice of meeting, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any provisions of law and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request. The Depositary shall not vote any Deposited Securities except in accordance with written instructions from Holders entitled hereunder to give such instructions.

     SECTION 4.08. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

     SECTION 4.09. Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the

Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04.

                                    ARTICLE V

                  The Depositary, the Custodian and the Company

     SECTION 5.01. Maintenance of Depositary's Office and Receipt Register; Certain Agents of the Depositary; Lists of Holders; Reports, (a) Depositary's Office. The Depositary shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Deposit Agreement.

     (b) The Register. The Depositary shall keep at its transfer office in the Borough of Manhattan, the City of New York, a Receipt Register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

     (c) Receipt Registrars and Co-Transfer Agents. If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt registrar or, upon the written request or with the written approval of the Company, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment. Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

     SECTION 5.02. Prevention or Delay in Performance. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.03 Obligations Limited. The Company assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons (other than the Company), except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith. Without limitation of the preceding sentence, none of the Depositary, its agents or the Company shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the property party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

     SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company or may at any time be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor Depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor Depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor Depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     SECTION 5.05. The Custodian. The Depositary, upon the written request or with the written approval of the Company, may from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary may discharge any at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders of the appointment of and the name and location of any Custodian not named in the Receipts. Upon the appointment of any successor Depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of any Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor Depositary.

     SECTION 5.06. Notices and Reports to Holders. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities. The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the mailing, at the Company's expense, of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

     SECTION 5.07. Issuance of Additional Shares etc. Before the Company or any company controlled by the Company (a) issues to holders of Deposited Securities (otherwise than in a free distribution or bonus share issue) (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities or (b) deposits any Shares under this Deposit Agreement (otherwise than in a free distribution or bonus share issue, except where the distribution or bonus share issue involves an investment decision to made by the holder entitled to such distribution or bonus share issue), the Company will furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, to the effect that a registration statement under the Securities Act of 1933 in respect of such issue or deposit is either in effect or not required under such Act. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, if such Shares are required to be registered under the provisions of the Securities Act of 1933 and no registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

     SECTION 5.08. Indemnification. The Company shall indemnify, defend and save harmless (i) the Depositary, (ii) the Custodian, and (iii) any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary appointed pursuant to the provisions hereof (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in accordance with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time (1) by such indemnified person, except to the extent such loss, liability or expense is due to the negligence or bad faith of an indemnified person, or (2) by the Company or any of its agents (other than the indemnified persons), or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of (x) information (or omissions from such information) relating to such indemnified persons, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933 or (y) any wrongful act or omission of any indemnified person. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of acts performed or omitted by the Depositary (or any Custodian, Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary) due to their negligence or bad faith. The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

     SECTION 5.09. Charges of Depositary. Except as hereafter agreed upon in writing by the Company and the Depositary, the Company shall not pay or be liable for any charges of the Depositary or any out-of-pocket expenses incurred in the ordinary course by the Depositary in connection with it serving as Depositary hereunder; provided, however, that the Company agrees to pay out-of-pocket expenses so incurred by the Depositary, the Custodian or either's agents for postage, insurance of Shares or Receipts while in transit, stationary, the printing of Receipts and cable, telex and facsimile transmission (to the extent persons depositing Shares or Holders withdrawing Shares are not required to pay such cable, telex or facsimile transmission expenses under the Deposit Agreement). Any out-of-pocket expenses of the Depositary, the Custodian or either's agents hereunder not incurred in the ordinary course will be paid by the Company after consultation and agreement, prior to the incurrence thereof, between the Depositary and the Company as to the amount and nature of such expenses. Stock transfer or other taxes and other governmental charges are payable by persons or Holders depositing Shares. Persons depositing Shares or Holders withdrawing Shares shall pay (i) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or the appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder and (ii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders delivering Shares, Receipts or deposited Securities. Such expenses as are incurred by the Depositary in the conversion of foreign currency shall be paid out of such foreign currency.

     SECTION 5.10. Statutory Reports. The Depositary shall make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company.

     SECTION 5.11. Available Information to the Commission. The Company will furnish the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents maybe inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Should the Company become subject to additional informational requirements under the Securities Exchange Act of 1934, it will in accordance therewith file reports and other information with the Commission.

                                   ARTICLE VI

                            Amendment and Termination

     SECTION 6.01. Amendment. The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect. Any amendment that shall impose or increase any fees or charges (other than the fees and charges referred to in Exhibit B hereto as being payable by the person depositing Shares, the Holder, or as a result of the conversion of foreign currency) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of three months after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at anytime after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor Depositary shall have been appointed and accepted its appointment as provided in Section 5.04 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and any other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09.

                                   ARTICLE VII

                                  Miscellaneous

     SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

     SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and, to the extent contemplated hereby, the Holders, and their respective successors hereunder and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

     SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudice or disturbed thereby.

     SECTION 7.04. Holders Parties; Binding Effect. The Holders and owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

     SECTION 7.05. Notices, (a) To the Company. Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission, in each case confirmed by letter, addressed to Marks and Spencer Group p.l.c., Michael House, 37-67 Baker Street, London

WlA 1DN, Attention: Mr. Maurice Epstein, or any other address which the Company may specify in writing to the Depositary.

     (b) To the Depositary. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission, in each case confirmed by letter, addressed to JPMorgan Chase Bank, 60 Wall Street, New York, New York 10260, Attention: ADR Administration, which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

     To the Holders. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission, in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

     General. Notice given as aforesaid, (i) to the Company or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

     SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, MARKS AND SPENCER GROUP p.l.c. and JPMORGAN CHASE BANK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                                           MARKS AND SPENCER
                                                           GROUP p.l.c.

                                                           By.
                                                               -----------------
                                                           Name:
                                                           Title:

                                                           JPMORGAN CHASE BANK

                                                           By.
                                                               -----------------
                                                           Name:
                                                           Title: Vice President

                                    EXHIBIT A

                              TO DEPOSIT AGREEMENT

              [FORM OF FACE OF RECEIPT] AMERICAN DEPOSITARY RECEIPT

                      evidencing AMERICAN DEPOSITARY SHARES

                    representing ORDINARY SHARES of 25p EACH

                        of MARKS AND SPENCER GROUP p.l.c.

               (Incorporated under the laws of England and Wales)

No. __________________

JPMORGAN CHASE BANK, incorporated under the laws of the State of New York, as depositary (the "Depositary"), hereby certifies that __________________ is the owner of __________________ American Depositary Shares, representing deposited Ordinary Shares of 25p each, or evidence of rights to receive such Ordinary Shares ("Shares"), of Marks and Spencer Group p.l.c., a corporation incorporated under the laws of England and Wales (the "Company"). At the date hereof, each American Depositary Share represents six Shares deposited under the Deposit Agreement (hereinafter defined) at the London office of JPMorgan Chase Bank, as Custodian (the "Custodian").

          (1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of March 19, 2002 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

     (2) Withdrawal of Deposited Securities. Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holder hereof is entitled to the delivery without unreasonable delay at the office of the Custodian to such Holder or upon such Holder's order of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at the Depositary's Office or at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates to the extent such Deposited Securities may be represented by certificates. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(l) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933

     (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the Receipt Register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by a proper instrument or instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt Register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered. The Depositary may close the Receipt Register at any time or from time to time, when deemed expedient by it in its reasonable discretion in connection with the performance of its duties under the Deposit Agreement or at the reasonable request of the Company.

     (4) Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require:
(a) payment (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or any other Deposited Securities upon any applicable register and (iii) any applicable charges listed in clauses (i) and (ii) of paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt Register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company for any reason. The Depositary may issue Receipts against rights to receive Shares from the Company, or any Custodian, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive Shares (a "pre-release") only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Shares to the Depositary, holds such Shares for the account of the Depositary, shall not dispose of such Shares other than in satisfaction of the pre-release and will deliver such Shares to the Custodian within five business days of demand therefor (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 30% of all American Depositary Shares (excluding those evidenced by Pre-released

Receipts), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.

     (5) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all or such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply the cash or the proceeds resulting from any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

     (6) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

     (7) Disclosure of Interests. Without prejudice to the disclosure obligations in respect of the Shares contained in the Companies Act 1985 and the Memorandum and Articles of Association of the Company and the remedies of the Company for non-compliance therewith, each Holder agrees to comply with requests from the Company which are made under relevant legislation to provide information, inter alia as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested in such Receipts and the nature of such interest and shall, in accordance with such legislation and any provisions of the Articles of Association of the Company, forfeit the right to direct the voting of Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information. In addition and without prejudice to the disclosure obligations in respect of the Shares contained in the Companies Act 1985, any Holder who has, or who acquires (alone, or in certain circumstances, with others) an interest (within the meaning of the Companies Act 1985) in the Shares equal to or in excess of the then "notifiable percentage" (at the date of the Deposit Agreement, five percent) referred to in the Companies Act 1985, or is aware that another person for whom it holds such Receipt is so interested, shall within five business days after becoming so interested or so aware and thereafter upon certain changes in such interest, disclose the prescribed particulars to the Company in respect of such Shares as required by the Companies Act 1985.

     (8) Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. Except as agreed upon in writing by the Company and the Depositary, the Company shall not pay or be liable for any charges of the Depositary or any out-of-pocket expenses incurred in the ordinary course by the Depositary in connection with it serving as Depositary under the Deposit Agreement; provided that the Company agrees to pay out-of-pocket expenses so incurred by the Depositary, the Custodian or either's agents for postage, insurance of Shares or Receipts while in transit, stationary, the printing of the Receipts and cable, telex and facsimile transmission (to the extent persons depositing Shares or Holders withdrawing Shares are not required to pay such cable, telex or facsimiles transmission expenses under the Deposit Agreement). Any out-of-pocket expenses of the Depositary, the Custodian or either's agents under the Deposit Agreement not incurred in the ordinary course will be paid by the Company after consultation and agreement, prior to the incurrence thereof, between the Depositary and the Company as to the amount and nature of such expenses. Stock transfer or other taxes and other governmental charges are payable by persons or Holders depositing Shares. Persons depositing Shares or Holders withdrawing Shares shall pay (z) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or the appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder and (if) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities. Such expenses as are incurred by the Depositary in the conversion of foreign currency shall be paid out of such foreign currency. The provisions in respect of these charges may be changed in the manner indicated on the reverse hereof.

     (9) Title to Receipts. Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the Receipt Register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

     (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Receipt registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such registrar or any co-registrar.

     (11) Available Information. The Company will furnish the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

                                             JPMORGAN CHASE BANK, as Depositary


                                             By
                                                --------------------------------
                                                   (Title)

     As of the date of the Deposit Agreement, the address of the Depositary's Office is 60 Wall Street, New York, New York 10260.

                          [FORM OF REVERSE OF RECEIPT]

       SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT'

          (12) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (z) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (if) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for the accounts of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will distribute as soon as practicable to Holders on a record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, without limitation, any tax withholding or securities laws requirement), the Depositary deems such distribution not to be feasible or practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof (including in the case of a distribution of exchangeable, redeemable or similar Securities by the Company, if so instructed by the Company, effecting a redemption, exchange or similar transaction of such Securities, provided Holders are given the opportunity to elect to receive such Securities, in which case non-electing Holders will receive the net cash proceeds from the redemption, exchange or similar disposition thereof and electing Holders will receive such Securities), and the net proceeds of any such sale will be distributed by the Depositary to the Holders as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

     (13) Record Dates. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, the solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, if practicable, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

     (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary will mail to the Holders a notice containing (a) such information as is contained in such notice of meeting, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder of Receipts on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing the Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request. The Depositary will not vote any Deposited Securities represented by the

American Depositary Shares evidenced by this Receipt except in accordance with written instructions from such Holders.

     (15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

     (16) Reports, Inspection of Receipt Register. The Depositary will make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration and the registration of transfer of Receipts that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

     (17) Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

     (18) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any non- performance or delay, caused as aforesaid, in the performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. The Company assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Each of the Depositary and its agents assumes no obligations and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons (other than the Company), except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar and other agent of the Depositary appointed pursuant to the Deposit Agreement (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in accordance with the Deposit Agreement and the Receipts, (f) by any indemnified person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of an indemnified person, or (if) by the Company or any of its agents (other than the indemnified persons), or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of (x) information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933 or (y) any wrongful act or omission of any indemnified person. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of acts performed or omitted by the Depositary (or any Custodian, Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary) due to their negligence or bad faith.

     (19) Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company, at anytime appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

     (20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such three months shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

     (21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor Depositary shall have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

                            CHARGES OF THE DEPOSITARY

     The charges of the Depositary, subject to Sections 5.09 and 6.01 of the Deposit Agreement, are as follows:

                    Service                             Rate                        By Whom Paid
         -------------------------------   ------------------------------   -----------------------------
         Delivery of Receipts against      $5 per 100 American Depositary   Person to whom Receipts are
         deposits of Shares                Shares or portion thereof        delivered

         Withdrawal of Deposited           $5 per 100 American Depositary   Persons surrendering Receipts
         Securities against surrender of   Shares or portion thereof
         Receipts

     Except as agreed upon by the Company and the Depositary, the Company shall not pay or be liable for any charges of the Depositary or any out-of-pocket expenses incurred in the ordinary course by the Depositary in connection with it serving as Depositary hereunder; provided that the Company agrees to pay out-of-pocket expenses so incurred by the Depositary, the Custodian or either's agents for postage, insurance of Shares or Receipts while in transit, stationary, the printing of the Receipts and cable, telex and facsimile transmission (to the extent persons depositing Shares or Holders withdrawing Shares are not required to pay such cable, telex or facsimile transmission expenses under the Deposit Agreement). Any out-of-pocket expenses of the Depositary, the Custodian or either's agents hereunder not incurred in the ordinary course will be paid by the Company after consultation and agreement, prior to the incurrence thereof, between the Depositary and the Company as to the amount and nature of such expenses. Stock transfer or other taxes and other governmental charges are payable by persons or Holders depositing Shares. Persons depositing Shares or Holders withdrawing Shares shall pay (z) such registration fees as may from time to time be in effect for the registration of transfer or Shares generally on the Share register of the Company (or the appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder and (ii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders delivering Shares, Receipts or deposited Securities. Such expenses as are incurred by the Depositary in the conversion of foreign currency shall be paid out of such foreign currency.

                                       B-1